Exhibit 10.2

AMENDMENT TO PURCHASE AGREEMENT

This AMENDMENT TO THE PURCHASE AGREEMENT (the “Amendment”) is dated effective as of February 4, 2026 (the “Amendment Effective Date”), by and between Kairos Pharma, Ltd., a Delaware corporation (the “Company”) and Helena Global Investment Opportunities I Ltd. (the “Investor”) (individually, as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, the Company and the Investor are parties to that certain Purchase Agreement, dated as of November 12, 2024 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with its terms, the “Purchase Agreement”);

WHEREAS, the Parties desire to amend the Purchase Agreement in certain respects; and

WHEREAS, in connection with the foregoing, the Parties have agreed to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Purchase Agreement, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Purchase Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to Purchase Agreement. Article I of the Purchase Agreement is hereby amended by deleting the definition of Purchase Price therein and replacing it in its entirety with the following:

“Purchase Price” shall mean 97% of the average of the daily VWAPs for the Common Stock during the Pricing Period, net of all brokerage commissions, fees, and other related out-of-pocket expenses in respect of the applicable Advance.”

5. Not a Novation. This Amendment is a modification of the Purchase Agreement only and not a novation.

6. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Purchase Agreement and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

7. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

Company

KAIROS PHARMA, LTD.,

By:	/s/ John S. Yu
Name:	John S. Yu
Title:	CEO

Investor

HELENA GLOBAL INVESTMENT OPPORTUNITIES I LTD

By:	/s/ Jeremy Weech
Name:	Jeremy Weech
Title:	Managing Partner